UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 29, 2003



                             CANNONDALE CORPORATION
             (Exact name of registrant as specified in its charter)


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            Delaware                         0-24884                        06-0871823
        (State or other              (Commission File Number)            (I.R.S. Employee
 jurisdiction of incorporation)                                       Identification Number)
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                 16 Trowbridge Drive, Bethel, Connecticut 06801
               (Address of principal executive offices) (Zip Code)




        Registrant's telephone number, including area code: 203-749-7000


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Item 3.  Bankruptcy or Receivership.

On January 29, 2003, Cannondale Corporation (the "Company") filed a voluntary petition for relief under Chapter 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court in the District of Connecticut Bridgeport Division ("Bankruptcy Court") (Case No. 03-50117). The Company manages, and will continue to manage, its properties and operate its bicycle business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. Operations under the Company's motorsports division will be suspended pending sale of that division. The Company's foreign subsidiaries in Europe, Japan and Australia were not included in the filing.

On January 27, 2003, the Company issued a press release announcing its plans to file for relief under Chapter 11, a copy of which is attached hereto as Exhibit
99.1 and incorporated herein by reference.

On January 30, 2003, the Company issued a press release announcing the approval from the Bankruptcy Court of an interim post-petition financing arrangement from the Company's lenders that will be used to continue the operation of the Company's bicycle business. A copy of this press release is attached hereto as
Exhibit 99.2 and incorporated herein by reference.

Item 5.  Other Events and Required FD Disclosure.

On February 7, 2003, the Company issued a press release announcing that it had been notified by Nasdaq that the Company's common stock will be delisted from the Nasdaq National Market effective as of February 11, 2003. A copy of this press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        Exhibits

        99.1    Press Release of the Company dated January 27, 2003.

        99.2    Press Release of the Company dated January 30, 2003.

        99.3    Press Release of the Company dated February 7, 2003.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            CANNONDALE CORPORATION



Date: February 11, 2003                     By: /s/ Cynthia S. Hoboken
                                                ----------------------
                                                Cynthia S. Hoboken
                                                Treasurer


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                                  EXHIBIT INDEX

99.1          Press Release of the Company dated January 27, 2003.
99.2          Press Release of the Company dated January 30, 2003.
99.3          Press Release of the Company dated February 7, 2003.


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